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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): April 21, 2000
                                                 -----------------------------

                               Crown Crafts, Inc.
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             (Exact name of registrant as specified in its charter)



      Georgia                   1-7604                         58-0678148
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   (State or other      (Commission File Number)          (IRS Employer
   jurisdiction of                                        Identification
   incorporation)                                         Number)


    1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia           30328
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     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:  (770) 644-6400
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Item 5.  Other Events.

         A. The Company has reached an agreement in principle with its lenders to extend from June 4 to August 31, 2000 the expiration date of their loan agreements.

         The agreement was reached following a presentation by the Company on April 21, 2000 to Wachovia Bank, N.A., Bank of America, N.A. and the Company's long-term lender, The Prudential Insurance Company of America, of a cost reduction and control plan and other proposed actions to return the Company to profitability. The lenders have agreed in principle to reset the overadvance limits and certain financial covenants to be consistent with the plan. The lenders will also be receiving additional and more frequent financial and cash flow information.

         Formal documents reflecting the new arrangements are expected to be prepared and executed as soon as practical.

         B. David S. Fraser, vice president of the Company since July 1998 and chief financial officer since August 1998, resigned effective April 7, 2000. A search for a replacement has been underway since early April. Meanwhile, the CFO functions will be carried out by the Acting President, the Treasurer, and the Controller.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                       CROWN CRAFTS, INC.



                       By: /s/ Roger D. Chittum
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                            Name:       Roger D. Chittum
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                            Title: Senior Vice President, Law and Administration
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Dated:   April 25, 2000